Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces First Quarter 2022 Results
Net Loss Attributable to Common Shareholders of $(0.10) Per Share
Normalized FFO Attributable to Common Shareholders of $0.42 Per Share
Same Property Cash Basis NOI Increased by 3.1% Compared to the Same Period Last Year
Closed Acquisition of Monmouth Real Estate Investment Corporation
Completed 885,000 Square Feet of Leasing for 27.9% Higher Rents

Newton, MA (April 26, 2022): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended March 31, 2022.

Yael Duffy, President and Chief Operating Officer of ILPT, made the following statement:

“We achieved a significant milestone for our company with the acquisition of Monmouth Real Estate Investment Corporation (MNR), which has enhanced our scale with increased tenant and geographic diversity. With the integration efforts completed, we are now focused on selling an additional equity interest in our newly formed joint venture consisting of 95 properties as well as divesting of 30 former MNR properties. We remain confident that these activities will be successful and will significantly reduce ILPT’s leverage before year end 2022.
The attractive operating environment and persistent demand for industrial assets continued to support solid leasing activity, robust leasing spreads and strong portfolio occupancy at ILPT. During the first quarter, we entered new and renewal leases and completed rent resets for approximately 885,000 square feet at weighted average rental rates that were 27.9% higher than prior rental rates for the same space. Same property occupancy increased on both a sequential and a year over year basis to 99.3%. While increased financing costs weighed on ILPT’s GAAP results and Normalized FFO, our portfolio performed well with same property cash basis NOI growth of 3.1% compared to the same period last year.”
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

•Net loss attributable to common shareholders of $(6.5) million, or $(0.10) per share.
•Normalized funds from operations, or Normalized FFO, attributable to common shareholders of approximately $27.6 million, or $0.42 per share.

(dollars in thousands, except per share data)	Three Months Ended
Financial	March 31, 2022	March 31, 2021	Change
Net (loss) income attributable to common shareholders per share	$(0.10)	$0.30	(133.3)%
Normalized FFO attributable to common shareholders per share	$0.42	$0.47	(10.6)%
Net (loss) income	$(9,787)	$19,337	(150.6)%
Adjusted EBITDAre	$52,532	$40,502	29.7%
Net operating income (NOI)	$55,167	$41,994	31.4%
Same property Cash Basis NOI	$39,059	$37,884	3.1%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended March 31, 2022 and 2021 appear later in this press release. Further, reconciliations of net income (loss) determined in accordance with GAAP to earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre for the quarters ended March 31, 2022 and 2021 appear later in this press release. Reconciliations of net income (loss) determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI for the quarters ended March 31, 2022 and 2021, also appear later in this press release.

Three Months Ended
Leasing Activity	March 31, 2022
Leasing activity for new and renewal leases and rent resets (square feet)	885,000
Weighted average lease term for new and renewal leases (by square feet)	8.9 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	27.9%
Commitments for leasing costs and concessions for new and renewal leases (per square foot per year)	$0.65

	Three Months Ended
Occupancy	March 31, 2022	December 31, 2021	March 31, 2021
Occupancy	98.9%	99.2%	98.6%
Same property occupancy	99.3%	99.2%	98.5%

Investing and Financing Activities:

•In February 2022, ILPT completed its previously announced acquisition of Monmouth Real Estate Investment Corporation, or MNR, for $21.00 per MNR share in an all-cash transaction, valued at approximately $3.8 billion, including committed property acquisitions, transaction costs and the assumption of approximately $323 million of existing MNR mortgage debt. The MNR portfolio, including two committed, but not yet completed, property acquisitions, included 126 Class A, single tenant, net leased, e-commerce focused industrial properties containing over 26 million rentable square feet with a weighted average remaining lease term of approximately eight years.

•Immediately following the closing of the MNR acquisition, ILPT entered into a new joint venture arrangement with an institutional investor for 95 MNR properties, including two committed, but not yet completed, property acquisitions. The investor acquired a 39% non-controlling equity interest in the joint venture from ILPT for approximately $587 million, and ILPT retained a 61% equity interest in the joint venture. The joint venture also entered into a $1.4 billion floating rate CMBS loan secured by 82 of the MNR properties and assumed $323 million of existing MNR mortgage debt secured by 11 properties.
•ILPT used the proceeds from the sale of equity interest in the joint venture to partially fund the MNR acquisition. ILPT funded its equity interest in the joint venture and the balance of the MNR purchase price with proceeds from a $700 million fixed rate CMBS loan secured by 17 properties and proceeds from a $1.4 billion bridge loan facility secured by 109 properties.
•In connection with the closing of the MNR acquisition, ILPT terminated the agreement governing its $750 million revolving credit facility that had been scheduled to expire in June 2022.
Conference Call:

On Wednesday, April 27, 2022 at 10:00 a.m. Eastern Time, Yael Duffy, President and Chief Operating Officer, and Richard Siedel, Chief Financial Officer and Treasurer, will host a conference call to discuss ILPT’s first quarter 2022 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, May 4, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 7290774.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s first quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s First Quarter 2022 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of March 31, 2022, ILPT’s portfolio consisted of 412 properties containing approximately 59.7 million rentable square feet located in 39 states. More than 77.3% of ILPT’s annual rental revenues are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of March 31, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three months ended March 31, 2022 and 2021. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and reconciliations of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021

Rental income	$71,375	$54,217

Expenses:
Real estate taxes	9,436	7,247
Other operating expenses	6,772	4,976
Depreciation and amortization	22,878	12,678
General and administrative	6,077	3,756
Total expenses	45,163	28,657

Realized gain on sale of equity securities	1,232	—
Unrealized gain on equity securities	2,460	—
Dividend income	478	—
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $20,321 and $505, respectively)	(40,999)	(8,741)
Loss on early extinguishment of debt	(828)	—
Income (loss) before income tax expense and equity in earnings of investees	(11,445)	16,819
Income tax expense	(69)	(63)
Equity in earnings of investees	1,727	2,581
Net (loss) income	(9,787)	19,337
Net loss attributable to noncontrolling interest	3,273	—
Net (loss) income attributable to common shareholders	$(6,514)	$19,337

Weighted average common shares outstanding - basic	65,212	65,139
Weighted average common shares outstanding - diluted	65,212	65,177

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.10)	$0.30

Industrial Logistics Properties Trust

Calculation and Reconciliation of Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021

Net (loss) income attributable to common shareholders	$(6,514)	$19,337
Depreciation and amortization	22,878	12,678
Equity in earnings of unconsolidated joint venture	(1,727)	(2,581)
Realized gain on sale of equity securities	(1,232)	—
Unrealized gain on equity securities	(2,460)	—
Share of FFO from unconsolidated joint venture	1,761	1,236
FFO adjustments attributable to noncontrolling interest	(4,604)	—
FFO attributable to common shareholders	8,102	30,670
Loss on early extinguishment of debt	828	—
Acquisition and certain other transaction costs	18,673	—
Normalized FFO attributable to common shareholders	$27,603	$30,670

Weighted average common shares outstanding - basic	65,212	65,139
Weighted average common shares outstanding - diluted	65,212	65,177

Per common share data (basic and diluted):
FFO attributable to common shareholders	$0.12	$0.47
Normalized FFO attributable to common shareholders	$0.42	$0.47
Distributions declared	$0.33	$0.33

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate, equity in earnings of an unconsolidated joint venture and realized and unrealized gain on equity securities, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any, and excludes acquisition and transaction costs expensed under GAAP. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre (1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021

Net (loss) income	$(9,787)	$19,337
Interest expense	40,999	8,741
Income tax expense	69	63
Depreciation and amortization	22,878	12,678
EBITDA	54,159	40,819
Gain on sale of real estate	—	—
Equity in earnings of unconsolidated joint venture	(1,727)	(2,581)
Share of EBITDAre from unconsolidated joint venture	2,558	2,025
Realized gain on sale of equity securities	(1,232)	—
Unrealized gain on equity securities	(2,460)	—
EBITDAre	51,298	40,263
Plus: general and administrative expense paid in common shares (2)	406	239
Plus: loss on early extinguishment of debt	828	—
Adjusted EBITDAre	$52,532	$40,502

(1)     ILPT calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT’s proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of an unconsolidated joint venture, loss on impairment of real estate assets, if any, realized and unrealized gain on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does.
(2) Amounts represent equity based compensation to ILPT’s trustees, ILPT’s officers and certain other employees of RMR LLC.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Calculation of NOI and Cash Basis NOI:
Rental income	$71,375	$54,217
Real estate taxes	(9,436)	(7,247)
Other operating expenses	(6,772)	(4,976)
NOI	55,167	41,994
Non-cash straight line rent adjustments included in rental income	(1,156)	(2,044)
Lease value amortization included in rental income	(320)	(180)
Lease termination fees included in rental income	—	(507)
Cash Basis NOI	$53,691	$39,263

Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:
Net (loss) income	$(9,787)	$19,337
Equity in earnings of investees	(1,727)	(2,581)
Income tax expense	69	63
Income (loss) before income tax expense and equity in earnings of investees	(11,445)	16,819
Loss on early extinguishment of debt	828	—
Interest expense	40,999	8,741
Realized gain on sale of equity securities	(1,232)	—
Unrealized gain on equity securities	(2,460)	—
Dividend income	(478)	—
General and administrative	6,077	3,756
Depreciation and amortization	22,878	12,678
NOI	55,167	41,994
Non-cash straight line rent adjustments included in rental income	(1,156)	(2,044)
Lease value amortization included in rental income	(320)	(180)
Lease termination fees included in rental income	—	(507)
Cash Basis NOI	$53,691	$39,263

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of NOI to Same Property NOI (2):
Rental income	$71,375	$54,217
Real estate taxes	(9,436)	(7,247)
Other operating expenses	(6,772)	(4,976)
NOI	55,167	41,994
Less:
NOI of properties not included in same property results	(15,212)	(1,400)
Same property NOI	$39,955	$40,594

Calculation of Same Property Cash Basis NOI (2):
Same property NOI	$39,955	$40,594
Less:
Non-cash straight line rent adjustments included in rental income	(658)	(2,023)
Lease value amortization included in rental income	(238)	(180)
Lease termination fees included in rental income	—	(507)
Same property Cash Basis NOI	$39,059	$37,884

(1)See footnote (1) on page 8 of this press release for the definitions of NOI and Cash Basis NOI and page 4 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI.

(2)For the three months ended March 31, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of March 31, 2022 and that it owned continuously since January 1, 2021 and exclude properties owned by an unconsolidated joint venture.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,026,237	$699,037
Buildings and improvements	3,524,573	1,049,796
Total real estate properties, gross	4,550,810	1,748,833
Accumulated depreciation	(182,482)	(167,490)
Total real estate properties, net	4,368,328	1,581,343
Assets of properties held for sale	731,964	—
Investment in unconsolidated joint venture	143,428	143,021
Acquired real estate leases, net	282,314	63,441
Cash and cash equivalents	275,075	29,397
Restricted cash	146,354	—
Rents receivable, including straight line rents of $70,253 and $69,173, respectively	77,443	75,877
Other assets, net	78,887	15,479
Total assets	$6,103,793	$1,908,558

LIABILITIES AND EQUITY
Revolving credit facility	$—	$182,000
Bridge loan facility	1,356,606	—
Mortgage notes payable, net	3,031,819	646,124
Liabilities of properties held for sale	10,516	—
Assumed real estate lease obligations, net	25,943	12,435
Accounts payable and other liabilities	68,863	27,772
Due to related persons	6,077	2,185
Total liabilities	4,499,824	870,516

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,403,859 and 65,404,592 shares issued and outstanding, respectively	654	654
Additional paid in capital	1,012,622	1,012,224
Cumulative net income	337,394	343,908
Cumulative other comprehensive income	3,908	—
Cumulative common distributions	(340,328)	(318,744)
Total equity attributable to common shareholders	1,014,250	1,038,042
Noncontrolling interest:
Total equity attributable to noncontrolling interest	589,719	—
Total equity	1,603,969	1,038,042
Total liabilities and equity	$6,103,793	$1,908,558

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Ms. Duffy’s statements that ILPT’s acquisition of MNR has enhanced ILPT’s scale with increased tenant and geographic diversity may imply that ILPT will realize the benefits it expects from this acquisition. However, ILPT’s business is subject to various risks, and as a result, it may not realize the benefits it expects,
•Ms. Duffy states that ILPT is focused on selling an additional equity interest in ILPT’s newly formed joint venture as well as divesting 30 former MNR properties, and that ILPT remains confident these activities will be successful and will significantly reduce ILPT’s leverage before year end 2022. However, ILPT may elect not to pursue the sale of any additional equity interests. In addition, the sales of such properties depend on the economic and market conditions and such sales may not occur on a timely basis or on terms ILPT expects or at all. ILPT may not realize the sales prices it targets for any of these sales and it may be unable to reduce its leverage to its target level before year end 2022 or at all, and
•Ms. Duffy states that the attractive operating environment and persistent demand for industrial assets continued to support solid leasing activity, robust leasing spreads and strong portfolio occupancy, which may imply that these conditions will continue and that ILPT will achieve similar or better leasing activity and results in the future. However, these market conditions may not continue and could decline including due to inflation, or economic slowdown or otherwise. Further, ILPT’s business is subject to various risks, and its leasing activity and occupancy depend on various factors, including the timing of lease expirations, leasing demand at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not achieve similar or better results in the future and these results may worsen.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 658-0776

(END)